Exhibit 10.1

BRIDGE NOTE

$200,000	Holliston, Massachusetts
May 8, 2026

FOR VALUE RECEIVED, Harvard Apparatus Regenerative Technology, Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of Junli He (the “Lender”), at the addresses for Lender on file in the Borrower’s personnel records, or at such other place as may be designated from time to time by the Lender, in lawful money of the United States of America, the principal sum of Three Hundred Thousand Dollars ($200,000), together with interest on the unpaid principal balance hereof from the date hereof until this Bridge Note (this “Note”) is paid or satisfied in full, at an annual rate of interest, calculated on the basis of actual number of days elapsed in a 360 day year, at a fixed rate of eight percent (8%) or the maximum rate permissible by law, whichever is less (the “Interest Rate”).

1.     Repayment. This Note shall mature on the earlier to occur of (i) the closing date (or later date of capital being provided pertaining to such continued offering that the following threshold is tripped) of the Borrower’s next capital raise that includes gross proceeds of at least $5,000,000 (the “Offering”), or (ii) May 8, 2027 unless maturity is accelerated under this Note (the “Maturity Date”), on which date all principal and accrued interest hereunder shall be due and payable in full.

2.     Optional Conversion to Equity. In the event the Borrower issues equity securities (including instruments or securities convertible into or exchangeable for such equity securities) (“Equity Securities”) in a transaction or series of related transactions resulting in aggregate gross proceeds to the Borrower of at least Two Hundred Thousand Dollars ($200,000), excluding the indebtedness evidenced by this Note (a “Qualified Financing”), on or before the Maturity Date, then the indebtedness evidenced by this Note may be converted at Lender’s option, to that number of Equity Securities of the Borrower equal to (x) the sum of the full balance of this Note (all principal and accrued interest), divided by (y) the per unit price paid by the purchasers of such Equity Securities in the Qualified Financing. Lender shall give notice to the Borrower prior to the initial closing of the Qualified Financing (or the closing of any add-on to the Qualified Financing, as applicable) as to whether the Lender elects to convert the indebtedness evidenced by this Note to equity in accordance with this Section 2.

3.      Certain Definitions.         The following terms shall have the following meanings:

(a)     “Act of Bankruptcy” shall mean if (i) the Borrower shall (1) be or become unable to pay its debts in the ordinary course of business, or (2) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Borrower or of all or a substantial part of the Borrower’s property, or (3) commence a voluntary case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding under the laws of any jurisdiction, or (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (5) admit in writing the Borrower’s inability to pay the Borrower’s debts as they mature, or (6) make an assignment for the benefit of the Borrower’s creditors; or (ii) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up or the composition or adjustment of debts of the Borrower, (2) the appointment of a trustee, receiver, custodian or liquidator or the like of the Borrower or of all or any substantial part of the Borrower’s property, or (3) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts.

(b)    “Sale of the Company” shall mean a transaction or series of transactions involving or resulting in (a) any sale, transfer, assignment, or conveyance of all or substantially all of the assets of the Borrower; or (b) any sale, transfer, assignment or conveyance, merger, exchange, consolidation or other business combination, whether voluntary or by operation of law, to which the Borrower is a party as a result of which the holders of the Borrower’s equity interests prior to such transaction or series of transactions will own less than a majority of the outstanding equity interests of the surviving entity after such transaction or series of transactions.

4.      Payments. The Borrower may prepay this Note any time without penalty or premium. All payments under this note shall be paid directly to Lender. All payments hereunder shall be applied first to costs, expenses, and other fees (including reasonable attorneys’ fees) which are due and payable under this Note, second to accrued interest then due and payable under this Note and finally to reduce the principal amount outstanding under this Note.

5.      Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)    The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of, interest on, or costs, expenses, and other fees (including reasonable attorneys’ fees) under this Note when due; or

(b)     The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in this Note; or

(c)     An Act of Bankruptcy shall occur; or

(d)     A Sale of the Company shall occur; or

(e)     A judgment or judgments for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against the Borrower and the Borrower shall not pay or discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within thirty (30) days from the date of entry thereof.

6.      Remedies. If (a) any Event of Default described in Section 5(c) above shall occur, the outstanding unpaid principal balance of this Note, the accrued interest thereon, the costs, expenses, and other fees (including reasonable attorneys’ fees) thereunder and all other obligations of the Borrower to the Lender shall automatically become immediately due and payable in full; or (b) any other Event of Default in Section 5 shall occur and be continuing, then the Lender may declare that the outstanding unpaid principal balance of this Note, the accrued and unpaid interest thereon, the costs, expenses, and other fees (including reasonable attorneys’ fees) thereunder and all other obligations of the Borrower to the Lender to become immediately due and payable, in each case without further demand or notice of any kind, all of which are hereby expressly waived, anything in this Note to the contrary notwithstanding. In addition, upon any Event of Default, the Lender may exercise all rights and remedies under any other instrument, document or agreement in favor of the Lender, and enforce all rights and remedies under any applicable law. The rights and remedies provided in this Note are cumulative and are in addition to all rights or remedies that the Lender otherwise may have in law or in equity or by statute or otherwise.

7.      No Waiver. Time is of the essence. No delay or failure on the part of the Lender in exercising any right or remedy hereunder, or at law or at equity, shall operate as a waiver of or preclude the exercise of any such right or remedy, and no single or partial exercise by the Lender of any such right or remedy shall preclude or estop another or further exercise thereof or exercise of any other right or remedy. No waiver by the Lender hereof shall be effective unless in writing signed by the Lender. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on any prior or subsequent occasion.

8.       Costs of Collection. Borrower agrees to pay all costs of collection, including attorney’s fees, in the event this Note is not paid when due.

9.      Waiver of Presentment. The Borrower, sureties, endorsers, guarantors and all other persons liable for all or any part of the principal balance evidenced by this Note severally waive presentment for payment, protest and notice of nonpayment. Such parties hereby consent without affecting their liability to any extension or alteration of the time or terms of payments hereof, any renewal, any release of any party of all or part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof.

10.     Assignment. Neither the Lender nor the Borrower may, in whole or in part, directly or indirectly, assign this Note or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written signed consent of all other parties hereto (and any attempted assignment without such consent shall be void).

11.    Jurisdiction; Waiver of Jury Trial. THE PROVISIONS OF THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF MASSACHUSETTS, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR LENDER TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, THE LENDER AND BORROWER HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS NOTE OR ARISING IN ANY WAY FROM ANY INDEBTEDNESS OR OTHER TRANSACTIONS INVOLVING THE LENDER AND THE BORROWER.

12.     General. This Note may be amended, supplemented, or otherwise modified only by a written instrument executed by the Parties. This Note sets forth the entire understanding of the Parties hereto and supersede all prior agreements whether written or oral relating to the same subject matter. If any provision of this Note shall be declared by any court having valid jurisdiction over this Note to be illegal, void or unenforceable, all other provisions of this Note shall not be affected and shall remain in full force and effect. If any provision of this Note is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

[The signature page follows.]

[Signature page to Bridge Note]

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC. By: /s/ Joseph L. Damasio, Jr. Name: Joseph L. Damasio, Jr. Its: Chief Financial Officer

Accepted and agreed to:

LENDER

   /s/ Junli He

Junli He

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